UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2013

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2013, Superior Industries International, Inc. (the “Company”) entered into the Amended and Restated 2008 Equity Incentive Plan (the “Plan”). The Plan increases the number of “full-value” awards that may be granted under the Plan from 100,000 shares to 600,000 shares, but does not increase the overall number of shares that may be issued under the Plan. The Plan also makes the following changes:

•	expands the types of awards that may be granted to include service-vesting restricted stock units;
•	imposes an annual limit on grants to non-employee directors;
•	specifies that awards made under the Plan are subject to any compensation recoupment or “clawback” policy adopted by the Company from time to time;
•	prohibits payment of dividends or dividend equivalents with respect to performance-based awards until the performance condition is satisfied;
•	prohibits “liberal” share counting for the plan;
•	expands the current prohibition on repricing of options and stock appreciation rights;
•	expands the possible methods of exercising stock options to include net exercise as permitted under current accounting standards; and
•	adds provisions to facilitate compliance with Section 409A of the Internal Revenue Code.

The Plan is included as Exhibit 10.1 to this Current Report on Form 8-K, which exhibit is incorporated into this Item 5.02 by reference.

Item 5.07             Submission of Matters to a Vote of Security Holders.

On May 17, 2013, the Company held its 2013 Annual Meeting of Shareholders. At the Annual Meeting, the Company’s shareholders (i) approved the Amended and Restated Articles of Incorporation, providing in part for the annual election of directors, (ii) re-elected Sheldon I. Ausman as director for a one-year term to expire at the 2014 Annual Meeting of Shareholders, (iii) approved the Amended and Restated 2008 Equity Incentive Plan, (iv) approved the material terms of the performance goals under the Equity Incentive Plan, and (v) approved executive compensation on an advisory basis. As a result of the approval of Proposal 1 (amending the Articles of Incorporation to provide for the annual election of directors), Proposal 3 (to elect three Class II directors) was not submitted to the shareholders.

The final voting results on these matters were certified on May 20, 2013, by American Election Services, LLC, as follows:

a. Proposal 1 – Approval of the Amended and Restated Articles of Incorporation

Votes For	Votes Against	Abstain
22,566,793	122,699	32,326

b. Proposal 2 – Upon the approval of Proposal 1, election of one director for a one-year term to expire at the 2014 Annual Meeting of Shareholders:

Name	Votes For	Votes Withheld
Sheldon I. Ausman	11,230,494	113,354
Walter M. Schenker	9,975,056	1,402,914

c. Proposal 4 – Approval of the Amended and Restated 2008 Equity Incentive Plan

Votes For	Votes Against	Abstain
20,695,424	593,109	1,433,285

d. Proposal 5 – Approval of the material terms of the performance goals under the Amended and Restated 2008 Equity Incentive Plan

Votes For	Votes Against	Abstain
20,881,742	402,482	1,437,594

e. Proposal 6 – Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstain
17,559,195	3,722,281	1,440,342

On May 22, 2013, immediately after the agreement to certify the final voting results, the Company filed with the California Secretary of State the newly-approved Amended and Restated Articles of Incorporation, attached herewith as Exhibit 3.1.

Item 8.01             Other Events.

On May 17, 2013, the Board of Directors of the Company re-elected Ms. Margaret S. Dano to the position of Lead Director for a one-year term ending when her successor is elected in conjunction with the 2014 Annual Meeting. Further, on March 22, 2013, the Board of Directors resolved that if Proposal 1 was approved by the shareholders on May 17, 2013, then the size of the Board would be immediately reduced to seven members. As a result of shareholder approval of Proposal 1, the Board of Directors now consists of seven members.

Also on May 17, 2013, upon the recommendation of the Compensation and Benefits Committee, the Board of Directors of the Company adopted the following non-employee director compensation policy for the 2013-2014 service year:

Cash Compensation
Annual Retainer	$42,000
Lead Director Supplemental Annual Retainer	$12,000

Committee Retainers
Audit Committee
Member	$12,000
Chair	$15,000
Compensation and Benefits Committee
Member	$8,000
Chair	$10,000
Nominating and Corporate Governance Committee
Member	$6,000
Chair	$7,500
Ad Hoc Committees
Member	$2,000
Chair	$2,500

Equity Compensation

Annual Equity Grant – 2,000 shares of restricted stock

Notes:

(1)	Cash compensation and committee retainers are payable in twelve equal monthly installments. A Service Year begins on the date of the annual shareholders’ meeting in one year and ends on the day before the date of the annual shareholders meeting in the following year.

(2)	In the event a new director is elected to the Board other than at the beginning of a Service Year, the new director will receive on a pro-rata basis (i) the annual cash retainer fee and the committee retainers, if applicable, and (ii) the annual equity grant.

a.	The pro-rata portion of the annual cash retainer fee and applicable meeting retainers shall be included in the next regularly scheduled monthly fee.
b.	Similarly, the pro-rata portion of the annual equity grant will be made at the time of the next annual equity grant.

(3)	Restricted stock awards and/or stock options shall be granted pursuant to the Company’s Amended and Restated 2008 Equity Incentive Plan, or any successor plan approved by the Company’s shareholders, and shall vest in three equal annual installments on the day prior to the annual shareholders meeting in the first, second and third years after the grant date.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Articles of Incorporation

10.1	Amended and Restated 2008 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)
Date: May 23, 2013

/s/ Robert A. Earnest
Robert A. Earnest
Vice President, General Counsel and
Corporate Secretary